UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           September 27, 2019

Superior Group of Companies, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida (Address of principal executive offices)		33772 (Zip Code)

Registrant's telephone number including area code: (727) 397-9611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SGC	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.      Entry into a Material Definitive Agreement.

On September 27, 2019, Superior Group of Companies, Inc., a Florida corporation (the “Company”), entered into a Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”) with Branch Banking & Trust Company, a North Carolina banking corporation (the “Lender”), which (i) increases the Company’s maximum permitted funded debt to EBITDA ratio under the Amended and Restated Credit Agreement from 4.0:1 to 5.0:1 and (ii) applies a tiered interest rate structure to the Company’s existing loans in the event that its funded debt to EBITDA ratio exceeds 4.0:1.  The interest rate on such loans will equal LIBOR plus a margin that adjusts quarterly and is based on the Company’s funded debt to EBITDA ratio.

The foregoing summary of the Second Amendment and the transactions contemplated thereby is qualified in its entirety by reference to the text of such amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of September 27, 2019

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR GROUP OF COMPANIES, INC.

By:	/s/ Michael Attinella
Name:	Michael Attinella
Title:	Chief Financial Officer and Treasurer
Date: October 3, 2019